Exhibit 99.1

Quintana Maritime Limited Pandoras 13 & Kyprou Street 166 74 Glyfada Greece

NEWS RELEASE

Quintana Maritime Limited
Takes Delivery of Vessel and Completes Initial Fleet

ATHENS, Greece, August 22, 2005 - Quintana Maritime Limited (NASDAQ: QMAR), an international provider of dry bulk cargo marine transportation services, announced that it has taken delivery of another Panamax vessel, Linda Leah, with a carrying capacity of 73,390 deadweight tons (dwt).

Linda Leah will operate under a three-year time charter at a net daily rate of USD23,750 with Fratelli D’ Amato, a major Italian charterer and shipowner.

Stamatis Molaris, the CEO of Quintana Maritime commented “With the delivery of Linda Leah we now have in place our initial fleet of 8 Panamax vessels. Quintana has a fleet of young and modern large Panamax vessels, which presents us with a competitive advantage in the dry bulk market.

Linda Leah is a sister ship with the Panamax vessel Barbara, already in Quintana’s fleet. In our total fleet of 8 vessels, we have two sets of sister ships, the first with four vessels (Iron Man, Fearless 1, Coal Age, Coal Glory) and the other with two (Linda Leah and Barbara). Sister ships indicate vessels of the same class made in the same shipyard. The sister ship concept further enhances our operational flexibility.

We are also pleased that in conformity with our strategy to secure long term employment for our vessels and provide our investors with predictable cash flows, Linda Leah will operate under a three-year time charter at a very attractive rate.”

UPDATED FLEET PROFILE

Quintana’s Fleet is currently composed of the following vessels

			Year	Age (in	Delivered
Vessel	Type	dwt	Built	years)	to QMAR

Fearless 1 King Coal Coal Glory Coal Age Iron Man Barbara Coal Pride Linda Leah Total Fleet	Panamax Panamax Panamax Panamax Panamax Panamax Panamax Panamax 8 Vessels	73,427 72,873 73,670 72,861 72,861 73,390 72,600 73,390 585,072	1997 1997 1995 1997 1997 1997 1999 1997	8 8 10 8 8 8 6 8 8 years average	4/11/2005 4/12/2005 4/13/2005 5/4/2005 5/6/2005 7/21/2005 8/16/2005 8/22/2005

About Quintana Maritime Limited
Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. The company currently owns and operates a fleet of 8 Panamax size vessels with a total carrying capacity of 585,072 dwt and an average age of approximately 8 years.

Forward Looking Statement
This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

     Contacts:

Company Contact:	Investor Relations / Financial Media:
Paul J. Cornell Chief Financial Officer Tel. 713-751-7525 E-mail:pcornell@quintanamaritime.com	Paul Lampoutis Capital Link, Inc, New York Tel. 212-661-7566 E-mail: plampoutis@capitallink.com

05-06

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